UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2012

Icahn Enterprises L.P.

 (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On April 18, 2012, IEP Energy LLC (“IEP Energy”), an indirect subsidiary of Icahn Enterprises L.P. (the “Company”), and each of the other parties listed on the signature pages thereto, each of whom is an affiliate of the Company (collectively with IEP Energy, the “IEP Parties”), entered into a Transaction Agreement (the “Transaction Agreement”) with CVR Energy, Inc. (“CVR”).

Pursuant to the Transaction Agreement, no later than the third business day following the date of the Transaction Agreement, IEP Energy will amend in accordance with the terms of the Transaction Agreement its pending tender offer (the “Offer”) to purchase all of the issued and outstanding shares of CVR’s common stock (the “Shares”) for a price of $30 per Share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right for each Share (the “CCP”), which represents the contractual right to receive an additional cash payment per Share if a definitive agreement for the sale of CVR is executed within fifteen months following the expiration of the Offer and such transaction closes. The Offer, as amended, will expire at 11:59 p.m., New York City time, on the date that is the later of (i) ten business days after the date the Offer is amended and (ii) such later date as may be required to resolve any comments made by the Securities and Exchange Commission (the “SEC”) in respect of the Offer (the “Expiration Date”).

The Offer will be conditioned upon there being validly tendered (including pursuant to notices of guaranteed delivery) and not properly withdrawn, as of immediately prior to 11:59 p.m. on the Expiration Date, at least 31,661,040 Shares, which when added to the Shares already owned by IEP Energy and its affiliates, represents a majority of the Shares (the “Minimum Condition”). The Transaction Agreement provides that if the Minimum Condition is not satisfied as of immediately prior to 11:59 p.m. on the Expiration Date, and CVR has complied in all material respects with its obligations under the Transaction Agreement, the IEP Parties must immediately terminate the Offer and discontinue their previously announced intention to replace all nine directors on CVR’s board of directors (the “Board”) at CVR’s 2012 annual meeting of stockholders (the “CVR 2012 Annual Meeting”) and not present any other proposal for consideration at the CVR 2012 Annual Meeting.

If, following the closing of the Offer, the Minimum Condition is satisfied but IEP Energy holds less than 90% of the outstanding Shares, the Transaction Agreement requires IEP Energy to provide for a ten-business-day subsequent offering period during which stockholders who did not previously tender will have a second opportunity to tender their Shares for the same consideration of $30 per Share plus the CCP (the “Subsequent Offering Period”). If, following the closing of the Offer or the Subsequent Offering Period, IEP Energy holds at least 90% of the outstanding Shares, IEP Energy is required to cause a short-form merger of CVR with IEP Energy under Section 253 of the Delaware General Corporation Law (the “Short-Form Merger”). If the Short-Form Merger occurs, all remaining Shares will be cancelled and the holders thereof will receive $30 in cash plus the CCP for each Share, except for Shares held by any stockholder that elects to assert statutory appraisal rights under Delaware law.

Pursuant to the Transaction Agreement, immediately and contingent upon the closing of the Offer, all but two of the current members of the Board will resign and be replaced by an equal number of directors designated by IEP Energy. Effective upon the earlier of the completion of the Subsequent Offering Period and the Short-Form Merger, the remaining two directors will resign from the Board and be replaced by two directors designated by IEP Energy.

Promptly following the consummation of the Offer, for a period of 60 days, CVR will solicit proposals or offers from third parties to acquire CVR (the “Marketing Period”). If a proposal to acquire CVR for all-cash consideration equal to or exceeding $35 per Share is made within the Marketing Period (subject to certain adjustments and qualifications set forth in the Transaction Agreement), the IEP Parties have agreed to support the proposal, including by voting for or consenting to the proposal if it is submitted to the stockholders of CVR for their vote or consent. Any holder of CCPs will be entitled to any value realized in excess of $30 per Share, net of any investment banking fees, subject to the terms of the CCPs.

The obligation of IEP Energy to accept for payment and pay for Shares tendered in the Offer will be subject to certain conditions, including, among other things: the absence of a CVR Material Adverse Effect (as defined in the terms of the Offer); the absence of an injunction relating to the Offer; IEP Energy becoming aware of material misstatements or omissions in CVR’s SEC reports; CVR not making any non-ordinary course material enhancements to executive compensation; CVR not making any non-ordinary course acquisitions or dispositions of assets (including completing the previously announced sale of a portion of the CVR’s stake in CVR Partners, LP ); CVR not entering into any agreement for a merger, consolidation, business combination or reorganization transaction; and the taking of any actions by CVR intended to cause the failure of a condition to the Offer, except for the Minimum Condition.

The full text of the Transaction Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Transaction Agreement does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Transaction Agreement contains representations and warranties by CVR and the IEP Parties that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Transaction Agreement were made solely for the benefit of the parties to the Transaction Agreement (except as otherwise specified therein), may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in CVR’s public disclosures.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
10.1	Transaction Agreement, dated as of April 18, 2012, by and among CVR Energy, Inc., IEP Energy LLC, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Onshore LP, Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn. (incorporated by reference to Exhibit (d) to the CVR Energy Inc. Schedule TO/A (File No. 005-83522) filed on April 23, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Daniel Ninivaggi
Daniel Ninivaggi President, Chief Executive Officer and Director

Date:  April 23, 2012